UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9360 Towne Centre Drive, Suite 110 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2004, Amylin Pharmaceuticals, Inc. and CP Pharmaceuticals Ltd. entered into a Commercial Supply Agreement, pursuant to which CP will supply Amylin with exenatide in cartridges for twice daily injection.  If Amylin receives approval from the Food and Drug Administration to market this product, Amylin will be required to make minimum annual purchases from CP.  The Supply Agreement has a term of five years following regulatory approval, if any, of this product.  Amylin and CP each have normal and customary termination rights, including termination for material breach or upon various financial events.  In addition, Amylin may terminate the Supply Agreement at any time prior to the regulatory approval date if Amylin decides to discontinue commercialization of this product, or immediately if CP loses its manufacturing authorizations for this product or fails a regulatory inspection.  Amylin and CP are also parties to a Manufacturing Agreement dated April 28, 1999, in which Amylin engaged CP to manufacture commercial supplies of pramlintide injection product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: October 13, 2004	By:	/S/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel